                           ARTICLES OF INCORPORATION
                                       OF
                              HEADHUNTER.NET, INC.






                                  ARTICLE ONE

                                      NAME

    The name of the corporation is HeadHunter.NET, Inc. (the "CORPORATION").


                                  ARTICLE TWO

                                 CAPITALIZATION



         2.1 AUTHORIZED SHARES. The Corporation shall have authority, to be exercised by the board of directors, to issue no more than 58,000,000 shares of capital stock, of which (i) 50,200,000 shares shall be shares of common stock, par value $.01 per share ("COMMON STOCK"), (ii) 2,800,000 shares shall be of Class A Preferred Stock, par value $.01 per share and (iii) 5,000,000 shares shall be shares of Class B Serial Preferred Stock, par value $.01 per share. Except as expressly set forth herein, the rights of the holders of Common Stock and Class A Preferred Stock shall be in all respects identical.

         2.2 VOTING RIGHTS. At each annual meeting or special meeting of shareholders, in the case of any written consent of shareholders in lieu of a meeting and for all other purposes, each holder of record of shares of Common Stock and Class A Preferred Stock on the relevant record date shall be entitled to one (1) vote for each share of such stock standing in such holder's name on the stock transfer records of the Corporation. Except as otherwise required by law and subject to the rights of holders of Class B Serial Preferred Stock of the Corporation that may be issued from time to time in accordance herewith, the holders of shares of Common Stock and Class A Preferred Stock shall vote as a single class on all matters with respect to which a vote of the shareholders of the Corporation is required under applicable law, these Articles of Incorporation of the Corporation, as amended from time to time (the "ARTICLES"), the Bylaws of the Corporation, as amended from time to time (the "BYLAWS"), or on which a vote of shareholders is otherwise duly called for by the Corporation

         2.3 DIVIDENDS AND OTHER DISTRIBUTIONS. Subject to the rights and preferences of the holders of shares of Class B Serial Preferred Stock, and subject to any other provision of the Articles, if a dividend or other distribution in cash, stock or other property is paid on shares of either Common Stock or Class A Preferred Stock, then such dividend or distribution, or a like dividend or other distribution of equal value, shall be paid on all outstanding shares of Common Stock and Class A Preferred Stock.

         2.4 CHANGES IN CAPITALIZATION. In the case of any split, subdivision, combination or reclassification of shares of Common Stock or Class A Preferred Stock, the outstanding shares of Common Stock and Class A Preferred Stock shall all be split, subdivided, combined or reclassified so that the number of shares of each such class of stock outstanding immediately following such split, subdivision, combination or reclassification bears the same relationship to the other classes of stock as such class of stock did immediately prior to such split, subdivision, combination or reclassification.

         2.5 LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment of the Corporation's creditors and of any prior liquidation preference to the holders of Class B Serial Preferred Stock, if any, the holders of shares of Class A Preferred Stock, if any, shall be entitled to a liquidation preference payment in an amount equal to $.40 per share (the "LIQUIDATION PREFERENCE PAYMENT") of Class A Preferred Stock held of record by such holder upon the date of such liquidation, dissolution or winding up. In the event that the number of outstanding shares of Class A Preferred Stock increases or decreases due to a split, dividend, subdivision, combination or other reclassification, the board of directors shall adjust the Liquidation Preference Payment accordingly.

         2.6 OTHER PAYMENTS ON LIQUIDATION. After the Liquidation Preference Payment has been made in full and after the holders of shares of any other class or series of stock having preference over the Common Stock in the event of liquidation, dissolution or winding up of the Corporation have received the full preferential amounts to which they are entitled, the holders of shares of Common Stock shall be entitled to receive out of assets of the corporation legally available for distribution to the shareholders, cash in an amount per share equal to the amount of the Liquidation Preference Payment (the "SECONDARY PREFERENCE PAYMENT"). After the Secondary Preference Payment has been made in full, the holders of the Class A Preferred Stock shall be entitled to share ratably with the holders of the shares of Common Stock and any other class or series of stock entitled to participate in the liquidation, dissolution or winding up of the Corporation, in the distribution of any and all assets remaining to be paid or distributed such that the distributions made in respect of each outstanding share of Class A Preferred Stock shall be in an amount equal to the distributions made in respect of each outstanding share of Common Stock.

         2.7 MERGERS AND OTHER TRANSACTIONS. In the event of any merger, consolidation, or purchase or acquisition of all or substantially all of the Corporation's property or stock, or other reorganization in which any consideration is to be received by the holders of shares of Common Stock or Class A Preferred Stock, the holders of Common Stock and Class A Preferred Stock shall receive the same consideration on a per share basis.

         2.8 CONVERSION OF CLASS A PREFERRED STOCK. Upon the earlier of (i) the date of the first public sale of shares of Common Stock pursuant to a registration statement filed on Form S-1 or other similar form with the Securities and Exchange Commission in connection with an initial public offering of shares of the Corporation's Common Stock (the "INITIAL PUBLIC OFFERING DATE") with an aggregate public offering price of at least $20,000,000 or (ii) the tenth anniversary of the date of the first issuance of shares of Class A Preferred Stock, each share of Class A Preferred Stock shall automatically convert into one share of Common Stock without any action by any holder thereof or the Corporation, and shall have all powers, preferences, rights, qualifications, limitations and restrictions as a share of Common Stock. The Corporation hereby reserves, and shall at all times, reserve and keep available, out of its authorized and unissued shares of Common Stock, for the purpose of effecting conversions, such number of duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Class A Preferred Stock.

         2.9 CLASS B SERIAL PREFERRED STOCK. The Corporation's board of directors is expressly authorized to provide (by resolution) for the issuance from time to time of all or any shares of Class B Serial Preferred Stock in one or more series, and to fix for each such series such designation, powers, preferences and other rights, and qualifications, limitations or restrictions thereon, as shall be set forth in the resolution or resolutions adopted by the board of directors of the Corporation providing for the issuance of such series, including, without limitation, (i) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series, (ii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, (iii) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine, (iv) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates, (v) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series, and (vi) any other relative powers, preferences, rights, qualifications, limitations or restrictions of that series.


                                 ARTICLE THREE

                          REGISTERED OFFICE AND AGENT

         The initial registered office of the Corporation is located at the street address of:

                      100 Peachtree Street
                      Atlanta, Georgia 30303

         The name of the initial registered agent of the Corporation at its registered office named above is:

                           Corporation Service Company


                                  ARTICLE FOUR

                                  INCORPORATOR

         The name and address of the incorporator are:

                           Joel J. Hughey
                           Alston & Bird LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424


                                  ARTICLE FIVE

                                PRINCIPAL OFFICE

         The mailing address of the initial principal office of the Corporation is:

                           6410 Atlantic Boulevard, Suite 160
                           Norcross, Georgia  30071


                                  ARTICLE SIX

                               BOARD OF DIRECTORS

         6.1 INITIAL BOARD OF DIRECTORS. The initial board of directors shall consist of six (6) members. The name and address of each of the initial members are:

                           Warren L. Bare
                           c/o HeadHunter.NET, Inc.
                           6410 Atlantic Boulevard, Suite 160
                           Norcross, Georgia 30071

                           J. Douglas Cox
                           c/o ITC Holding Company, Inc.
                           1239 O.G. Skinner Drive
                           West Point, Georgia 31833

                           Robert M. Montgomery
                           c/o InterCall, Inc.
                           8420 West Bryn Manor
                           Chicago, Illinois 60631

                           William H. Scott, III
                           c/o ITC Holding Company, Inc.
                           1239 O.G. Skinner Drive
                           West Point, Georgia 31833

                           Burton B. Goldstein, Jr.
                           c/o HeadHunter.NET, Inc.
                           6410 Atlantic Boulevard, Suite 160
                           Norcross, Georgia 30071

                           Donald W. Weber
                           c/o ITC Holding Company, Inc.
                           1239 O.G. Skinner Drive
                           West Point, Georgia 31833

         6.2 CLASSIFIED BOARD OF DIRECTORS. The number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Corporation's Bylaws. The directors shall be divided into three classes, Class I, Class II and Class III, each of which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner set forth in the Corporation's Bylaws to maintain such equality. Initially, Burton B. Goldstein, Jr. and Robert M. Montgomery shall constitute all of the members of Class I, Donald W. Weber and J. Douglas Cox shall constitute the all of the members of Class II, and Warren L. Bare and William H. Scott, III shall constitute all of the members of Class III. Each initial director in Class I shall serve for a term expiring at the 1999 annual meeting of shareholders, each initial director in Class II shall serve for a term expiring at the 2000 annual meeting of shareholders, and each initial director in Class III shall serve for a term expiring at the 2001 annual meeting of shareholders. Each initial director shall serve until the annual meeting set forth above and until their successor has been duly elected or until such director's earlier death, resignation or removal. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's death, resignation or removal.

         6.3 REMOVAL. Directors may only be removed from the Board of Directors for cause and only at a special meeting of shareholders called for such a purpose by the affirmative vote of at least two-thirds (2/3) of the total number of votes of the then outstanding shares of the Corporation's capital stock entitled to vote in the election of directors and only if notice of such proposal was contained in the notice of such meeting. Any vacancy in the Board of Directors resulting from such removal shall be filled in accordance with Section 6.4 hereof. For purposes of this Section, "cause" shall mean only (a) conviction of a felony, (b) declaration of unsound mind or order of a court, (c) gross dereliction of duty, (d) commission of an action involving moral turpitude, or (e) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

         6.4 VACANCIES AND CHANGES OF AUTHORIZED NUMBER. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section shall hold office until the next election of the class for which such director shall have been chosen, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

         6.5 AMENDING OR REPEALING ARTICLE SIX. Notwithstanding any provision hereof, or of the Bylaws or any law which might otherwise permit a lesser vote, the affirmative vote of the holder's of at least two-thirds (2/3) of all classes of stock entitled to vote in the election of directors shall be required to alter, amend or repeal this Article Six.


                                 ARTICLE SEVEN

           SHAREHOLDER ACTION BY LESS THAN UNANIMOUS WRITTEN CONSENT

         7.1 ACTION BY WRITTEN CONSENT. Any action required or permitted by O.C.G.A. ss.ss. 14-2-101 through 14-2-1703, as amended (hereinafter "THE
GEORGIA BUSINESS CORPORATION CODE"), to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by persons who hold of record at least two-thirds (2/3) of all of the then outstanding shares of the Corporation's capital stock entitled to vote upon such action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by shareholders holding of record the requisite number of votes and entitled to take action without a meeting and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         7.2 INFORMATION DISCLOSURE REQUIREMENT. No written consent signed under O.C.G.A. ss. 14-2-704 shall be valid unless:

                  (I) The consenting shareholder has been furnished the same material that, under the Georgia Business Corporation Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' rights as provided in O.C.G.A. 14-2-1320; or

                  (II) The written consent contains an express waiver of the right to receive the material otherwise required to be furnished.

         7.3 TIMING OF CONSENT. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest date appearing on a consent delivered to the Corporation in the manner required by O.C.G.A. ss. 14-2-704, evidence of written consents signed by shareholders sufficient to act by written consent are received by the Corporation.

         7.4 NOTICE TO OTHER VOTING SHAREHOLDERS. If action is taken under O.C.G.A. ss. 14-2-704 by less than all of the shareholders entitled to vote on the action, all voting shareholders on the record date who did not participate in taking the action shall be given written notice of the action, together with the material described in paragraph 7.2 (i) above, not more than ten (10) days after the taking of action without a meeting.

         7.5 NOTICE TO NONVOTING SHAREHOLDERS. If the Georgia Business Corporation Code requires that notice of action by shareholders be given to nonvoting shareholders and the action is taken by voting shareholders without a meeting, the Corporation must give its nonvoting shareholders written notice of the action not more than ten (10) days after the taking of action without a meeting. The notice must contain or be accompanied by the same material that, under the Georgia Business Corporation Code, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

                                 ARTICLE EIGHT

                          CONSTITUENCY CONSIDERATIONS

         In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Corporation, the communities in which offices or other establishments of the Corporation are located, and all other factors such directors consider pertinent; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency and right to be considered.


                                  ARTICLE NINE

                              AMENDMENT OF BYLAWS

         The Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by (a) the affirmative vote of the holders of two-thirds (2/3) of the shares of capital stock then outstanding and entitled to vote in the election of directors, or (b) the Board of Directors of the Corporation, but any Bylaw adopted by the Board of Directors may be altered, amended, or repleased, or new Bylaws may be adopted, by the affirmative vote of the holders of two-thirds

(2/3) of the shares of capital stock entitled to vote in the election of directors. The shareholders may prescribe, by so expressing in the action they take in amending or adopting any Bylaw or Bylaws, that the Bylaw or Bylaws so amended or adopted by them shall not be altered, amended or repealed by the Board of Directors.


                                  ARTICLE TEN

                        LIMITATION OF DIRECTOR LIABILITY

         10.1 LIMITATION OF LIABILITY. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability:

                  (I) for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

                  (II) for acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (III) for the types of liability set forth in O.C.G.A. ss. 14-2-832; or

                  (IV) for any transaction from which the director received an improper personal benefit.

         10.2 REPEAL OR MODIFICATION OF THIS ARTICLE. Any repeal or modification of the provisions of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

         10.3 ADDITIONAL PROVISIONS. If the Georgia Business Corporation Code is amended, after this Article becomes effective, to authorize corporate action further eliminating or limiting the liability of directors, then, without further corporate action, the liability of a director of the Corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

         10.4 SEVERABILITY. In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                                     * * *

         IN WITNESS WHEREOF, the undersigned has executed these Articles this 13th day of July, 1998.


                                 /s/ Joel J. Hughey
                                 ------------------
                                 Joel J. Hughey
                                 Incorporator

                             ARTICLES OF AMENDMENT
                                       OF
                              HEADHUNTER.NET, INC.

         HeadHunter.NET, Inc., a Georgia corporation (the "CORPORATION"), pursuant to and in accordance with Article 10 of the Georgia Business Corporation Code, as amended ("Code"), hereby states the following:

         1.       The name of the Corporation is "HeadHunter.NET, Inc."

         2. The Corporation's Articles of Incorporation are hereby amended by deleting Section 2.1 in its entirety and by substituting in lieu thereof a new Section 2.1 to read as follows:

                  "2.1   AUTHORIZED SHARES The Corporation shall have the
         authority, to be exercised by the board of directors, to issue no more than 58,000,000 shares of capital stock, of which (i) 45,500,000 shares shall be shares of common stock, par value $.01 per share ("COMMON STOCK"), (ii) 7,500,000 shares shall be shares of Class A Preferred Stock, par value $.01 per share and (iii) 5,000,000 shares shall be shares of Class B Serial Preferred Stock, par value $.01 per share. Except as expressly set forth herein, the rights of the holders of Common Stock and Class A Preferred Stock shall be in all respects identical."

         3. The above amendment was duly adopted by the Corporation's Board of Directors on January 7, 1999, and was duly approved by the Corporation's shareholders on February 12, 1999, in accordance with Sections 14-2-1003 and 14-2-1004 of the Code.

         IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be duly executed on this 24th day of February, 1999.


                                           HeadHunter.NET, Inc.

                                           By: /s/ Kenneth E. Dopher
                                               ---------------------
                                           Name: Kenneth E. Dopher
                                           Its: CFO

                             ARTICLES OF AMENDMENT
                                       OF
                              HEADHUNTER.NET, INC.

         HeadHunter.NET, Inc., a Georgia corporation (the "Corporation"), pursuant to and in accordance with Article 10 of the Georgia Business Corporation Code, as amended ("Code"), hereby states the following:

         1.       The name of the Corporation is "HeadHunter.NET, Inc."

         2. The Corporation's Articles of Incorporation are hereby amended by deleting Section 6.4 in its entirety and by substituting in lieu thereof a new Section 6.4 to read as follows:

                  "6.4    VACANCIES AND CHANGES OF AUTHORIZED NUMBER. Vacancies
         and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section shall hold office until the next election of directors by the shareholders, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal."

         3. The above amendment was duly adopted by the Corporation's Board of Directors on June 16, 1999, and was duly approved by the Corporation's shareholders on June 16, 1999, in accordance with Sections 14-2-1003 and 14-2-1004 of the Code.

         IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be duly executed on this 20th day of July, 1999.


                                            HeadHunter.NET, Inc.

                                            By:   /s/ Mark W. Partin
                                               --------------------------
                                                  Mark W. Partin,
                                                  Chief Financial Officer